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                                                                   EXHIBIT 11.01

                                  ALUMAX INC.

                     CALCULATION OF EARNINGS PER COMMON SHARE
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                     YEAR ENDED          YEAR ENDED          YEAR ENDED
                                                  DECEMBER 31, 1996   DECEMBER 31, 1995   DECEMBER 31, 1994
                                                  -----------------   -----------------   -----------------
Primary earnings per common share:
   1.  Net earnings.............................       $ 250.0             $ 237.4             $  46.7
   2.  Deduct -- Series A Convertible Preferred
         dividends..............................          (9.3)               (9.3)               (9.3)
                                                       -------             -------             -------
   3.  Earnings applicable to common shares.....       $ 240.7             $ 228.1             $  37.4
                                                       =======             =======             =======
   4.  Average primary shares outstanding (in
         thousands).............................        46,409              45,200              44,757
   5.  Primary earnings per common share (line 3
         divided by line 4).....................       $  5.19             $  5.05             $  0.84
                                                       =======             =======             =======
Fully diluted earnings per common share:
   6.  Earnings applicable to common shares.....       $ 240.7             $ 228.1             $  37.4
   7.  Add -- Series A Convertible Preferred
         dividends..............................           9.3                 9.3                 9.3
                                                       -------             -------             -------
   8.  Earnings applicable to common shares.....       $ 250.0             $ 237.4             $  46.7
                                                       =======             =======             =======
   9.  Average fully diluted shares outstanding
         (in thousands).........................        55,251              54,846              54,440
  10.  Fully diluted earnings per common share
         (line 8 divided by line 9).............       $  4.53             $  4.33             $  0.84(A)
                                                       =======             =======             =======

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(A) Antidilutive, therefore the same as primary.